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                                                                   Exhibit 10.13


                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made as of the 10th day of January, 1997 between DIAMOND HOLDING CORPORATION, a Georgia corporation (the "Company"), and MAX GYSIN (the "Employee").

                                    RECITALS
                                    --------

         The Employee has been an executive employee of the Company prior to the date hereof. The Company desires to continue the employment of the Employee, and the Employee desires to continue working for the Company, upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:
                                   -----------

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       EMPLOYMENT.

         The Company hereby continues the employment of the Employee as the President and Chief Executive Officer of the Company, and the Employee hereby accepts such continued employment, for the Employment Term specified in Section 3 (the "Employment Term"). During the Employment Term, the Employee shall perform such reasonable and legal duties as are commensurate and consistent with the position of President and Chief Executive Officer of the Company or such duties assigned by the Board of Directors of the Company (the "Board") that are consistent with the foregoing provision. In addition, upon the request of the Board at any time during the second year or any renewal year of the Employment Term, the Employee shall train someone to replace him as the Chief Executive Officer of the Company.

2.       PERFORMANCE.

         The Employee shall devote his full-time business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment activities so long as they do not interfere with the performance of his duties hereunder. The Employee may also engage in such other business activities that may be approved by the Board from time to time.

3.       TERM.

         Unless otherwise terminated in accordance with Sections 5 or 6, the Employment Term shall consist of an initial term beginning on the date hereof and ending on December 31, 1998 and automatic successive one-year renewal terms thereafter.

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4.       COMPENSATION FOR EMPLOYMENT.

         (a) The basic annual rate of compensation of the Employee for his employment services to the Company hereunder shall be $150,000 (the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the Company's payroll payment schedule in effect from time to time. The Salary may be adjusted upward as the Board may approve, in its sole discretion, from time to time, but the Salary shall not be decreased.

         (b) Commencing as of January 1, 1997, the Employee shall be entitled to a bonus or such other incentive compensation as may be provided under any plan or program established from time to time by the Board, in its sole discretion. For the period January 1 through December 31, 1997, the Board, in its reasonable discretion, shall establish a budget for pre-tax income in accordance with generally accepted accounting principles consistently applied and the Employee's bonus will vary as a percentage of Salary in relation to the percentage achievement of that budget as follows:

     Percentage of           Percentage of Salary
    Budget Attained             Earned as Bonus
    -------------------------------------------

        < 90%                         0%
          90%                         10%

         100%                         20%
         110%                         30%
         125%                         35%

For percentage of budget achievement between the benchmarks, the percentage of Salary shall be linearly interpolated, provided that no bonus shall be paid for achievement less than 90% of the budget and the maximum bonus shall be 35% of Salary in any event. The bonus and other compensation under this Agreement shall be separate from and in addition to the Contingent Purchase Price (as defined in Section 2.2 of the Stock Purchase Agreement between Pamarco Technologies, Inc. and the Employee of even date herewith), and the calculation of the bonus shall not affect such Contingent Purchase Price.

         (c) During the Employment Term, the Company shall provide, the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits").

5.       TERMINATION WITHOUT COMPENSATION.

         (a) TOTAL DISABILITY. If the Employee becomes totally disabled (as defined below), the Employment Term may be terminated by the Company, and the Company shall have no further liability or obligation to the Employee under this Agreement except as follows: the Employee shall


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receive (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) continued Salary for three months following the date he is considered totally disabled and a proportionate share of any bonus otherwise payable in accordance with the provisions of Section 4 for the calendar year in which he is considered to be totally disabled and (iii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under the Company's group disability plan in effect at that time, if any, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute as to the disability of the Employee under this Section 5(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

         (b) DEATH. If the Employee dies, this Employment Agreement shall terminate, and thereafter the Company shall not have any further liability or obligation under this Agreement to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination plus a proportionate share of any bonus otherwise payable in accordance with the provisions of Section 4 for the calendar year in which the Employee dies.

         (c) CAUSE. The Company may terminate the Employment Term for "cause" by giving the Employee 30 days' notice of the termination date, and thereafter the Company shall not have any further liability or obligation to the Employee under this Agreement, except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, net of any due and payable liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the intentional breach of (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, dishonesty that causes loss or harm to the Company, willful misconduct as to any material Company business issue, material neglect of the Company's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety. If the Company believes that the Employee's action or inaction constitutes "cause" under this Section, the Company shall give the Employee notice thereof, and the Employee shall have 30 days within which to cure the problem unless such "cause" involves dishonesty that causes loss or harm to the Company, misappropriation of funds or conviction of a crime.

6.       NON-RENEWAL OF TERM AND TERMINATION BY EMPLOYEE.

         The Employment Term may be terminated (i) by either party hereto as of the end of the initial term or any renewal term then in effect by giving written notice of the intention to terminate the Employment Term at least 90 days' prior to the proposed termination date or (ii) unilaterally by the Employee at anytime and for any reason whatsoever. Under either such circumstance, the Company shall not have any further obligation under this Agreement to the Employee, his executors,


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administrators, heirs, assigns or any other person claiming under or through him other than to provide to the Employee any unpaid Salary and Fringe Benefits that shall have accrued to him through the date of termination, plus any bonus payable in accordance with the provisions of Section 4 for the calendar year in which the termination occurs; provided, however, that if Employee terminates the Employment Term, he shall not be entitled to any bonus payable in accordance with the provisions of Section 4.

7.       INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS.

         All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during any other period that he provided services to the Company as an employee, independent contractor or otherwise, and that directly relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issuance, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

8.       CONFIDENTIAL INFORMATION.

         (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of, or other facts relating to, prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (I) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company,
(ii) remove any Company Information, or any reproduction thereof, from


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the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

         (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company or during any other period that he provided services to the Company as an employee, independent contractor or otherwise, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

9.       REMEDIES.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 7 and 8 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

10.      GENERAL.

         (a) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of Georgia.

         (b) COMPANY. For purposes of Sections 7, 8 and 9, the term "Company" shall be deemed to include any incorporated or unincorporated subsidiaries or affiliates of the Company.

         (c) BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         (d) NOTICES. All notices required to be given under this Agreement shall be in writing and shall be sufficient if personally delivered or sent by certified mail (return receipt requested), facsimile message or Federal Express or other overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless the address or fax number is changed by notice to the other party hereto:


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                  TO EMPLOYEE:

                           Max Gysin
                           1312 Marietta Country Club Drive
                           Kennesaw, Georgia  30144

                  TO THE COMPANY:

                           Diamond Holding Corporation
                           c/o Bradford Ventures, Ltd.
                           1212 Avenue of the Americas
                           New York, New York 10036
                           Fax:  212-764-3467
                           Attention: Thomas L. Ferguson

         (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) DURATION. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) WAIVER. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) SEVERABILITY. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement


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which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                           DIAMOND HOLDING CORPORATION


                                           By:__________________________



                                           _____________________________
                                           MAX GYSIN


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                                                                       EXHIBIT A
                                 FRINGE BENEFITS
                                 ---------------

         (a) Medical, group life, and travel accident insurance coverage, all at levels comparable to those provided to Gysin on the date hereof, if any.

         (b) Participation in any 401(k) savings plans maintained by the Company from time to time, all at levels comparable to those provided to Gysin on the date hereof, if any.

         (c) Reimbursement, in accordance with the policies of Pamarco Technologies Inc., upon proper accounting, of reasonable expenses and disbursements incurred by Gysin in the course of his duties.

         (d)  Paid holidays in accordance with the Company's policies.

         (e)  Paid vacation of four weeks per year.

         (f) Participation in any bonus, profit-sharing or other additional compensation plans that the Company makes generally available to senior management employees of the Company from time to time.

         (g) Exclusive use of an automobile that is substantially similar in type to the Infinity used by the Employee on the date hereof.

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